UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 23, 2008

Answers Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street

Suite 1101

New York, NY 10001

(Address of Principal Executive Offices)

646-502-4777

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 23, 2008, Answers Corporation (the “Company”) entered into an amendment (the Amendment”) to its securities purchase agreement dated January 15, 2008 with an institutional investor (the “Convertible Note Holder”), for the purchase and sale of $8.5 million aggregate principal amount of the Company’s senior secured convertible notes due December 31, 2010 (the “Convertible Notes”). The Amendment changes the termination fee payable under the securities purchase agreement from a payment in the form of a note to a cash payment.

Pursuant to the Amendment, if the Company’s purchase agreement with Lexico is terminated, or if the securities purchase agreement with the Convertible Note Holder is terminated, or if the closing of the Convertible Notes financing has not occurred by March 1, 2008, the Company will be required to pay the Convertible Note Holder a cash termination fee of $425 thousand.  This termination fee will not be in the form of Convertible Notes.  Alternatively, if the transaction with Lexico is consummated but the closing of the Convertible Notes financing has not occurred, the Company will be required to pay the Convertible Note Holder a cash termination fee of $365 thousand.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description
10.1	Amendment dated January 23, 2008 to Securities Purchase Agreement dated January 15, 2008 by and among Answers Corporation and the investors listed on the Schedule of Buyers attached thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By:	/s/ Caleb A. Chill
Caleb A. Chill
VP — General Counsel & Corporate Secretary

Dated: January 24, 2008